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Filed pursuant to Rule 424(b)(5)
Registration No.: 333-201346

PROSPECTUS SUPPLEMENT
(to Prospectus dated January 15, 2015)

$17,340,000

Common Stock

        This prospectus supplement relates to the issuance and sale of up to $17,340,000 in shares of our common stock to Lincoln Park Capital Fund, LLC, or LPC, under a Purchase Agreement entered into on August 24, 2015, or the Purchase Agreement.

        The shares offered include:

  •
  $2,000,000 of shares of common stock that we are selling to LPC under the Purchase Agreement on the date hereof at a purchase price of $2.15 per share, or the Initial Sale;

  •
  up to $15,000,000 of shares of common stock that may be sold from time to time, at our sole discretion, to LPC over the next 30 months in accordance with the Purchase Agreement;

  •
  103,364 shares of common stock to be issued to LPC in consideration for entering into the Purchase Agreement, valued at $2.467 per share, or Initial Commitment Shares; and

  •
  up to 34,455 shares of common stock to be issued to LPC in consideration for LPC's purchase of up to $15,000,000 of shares of common stock on a pro-rata basis, valued at $2.467 per share, or Additional Commitment Shares. The Initial Commitment Shares and the Additional Commitment Shares are collectively defined as the Commitment Shares.

        This prospectus supplement and the accompanying prospectus also cover the sale of these shares by LPC to the public.

        Our common stock is traded on the NASDAQ Global Market under the symbol "TLOG". On August 24, 2015, the last reported sale price of our common stock on the NASDAQ Global Market was $2.12 per share.

        We are an "emerging growth company" as defined under the federal securities laws and, as such, have elected to comply with certain reduced public company reporting requirements. Investing in our common stock involves a high degree of risk. Before buying any shares, you should review carefully the risks and uncertainties described under the heading "Risk Factors" beginning on page S-11 of this prospectus supplement, on page 2 of the accompanying prospectus and under similar headings in the other documents that are incorporated by reference into this prospectus supplement.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities, or determined if this prospectus supplement or the accompanying prospectus are truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus supplement is August 24, 2015

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT

        This prospectus supplement and the accompanying prospectus are part of a "shelf" registration statement on Form S-3 (File No. 333-201346) that we initially filed with the Securities and Exchange Commission, or the SEC, on January 2, 2015, and that was declared effective by the SEC on January 15, 2015. This document is in two parts. The first part is this prospectus supplement, which describes the terms of this offering of our common stock and adds to and updates the information contained in the accompanying prospectus. The second part, the accompanying prospectus, provides more general information, some of which may not apply to this offering. Generally, when we refer to this prospectus, we are referring to both parts of this document combined. To the extent there is a conflict between the information contained in this prospectus supplement and the information contained in the accompanying prospectus, you should rely on the information in this prospectus supplement.

        This prospectus supplement and the accompanying prospectus relate to the offering of shares of our common stock. Before buying any of the shares of common stock offered hereby, we urge you to read carefully this prospectus supplement and the accompanying prospectus, together with the information incorporated herein by reference as described below under the heading "Incorporation of Certain Information by Reference." This prospectus supplement contains information about the common stock offered hereby and may add to, update or change information in the accompanying prospectus.

        You should rely only on the information contained in, or incorporated by reference into, this prospectus supplement and the accompanying prospectus. We have not, and the underwriters have not, authorized anyone to provide you with different or additional information.

        We are not making offers to sell or solicitations to buy our common stock in any jurisdiction in which an offer or solicitation is not authorized or in which the person making that offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make an offer or solicitation. You should assume that the information in this prospectus supplement and the accompanying prospectus is accurate only as of the date on the front of the respective document and that any information that we have incorporated by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus supplement or the accompanying prospectus or the time of any sale of a security.

        This prospectus supplement and the accompanying prospectus contain summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated herein by reference as exhibits to the registration statement, and you may obtain copies of those documents as described below under the section entitled "Where You Can Find More Information."

        We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference herein were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreement, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

        This prospectus supplement and the accompanying prospectus contain and incorporate by reference market data and industry statistics and forecasts that are based on independent industry publications and other publicly-available information. Although we believe these sources are reliable, we do not guarantee the accuracy or completeness of this information and we have not independently verified this information. Although we are not aware of any misstatements regarding the market and industry data presented in this prospectus supplement, accompanying prospectus or the documents incorporated herein by reference, these estimates involve risks and uncertainties and are subject to change based on various factors, including those discussed under the headings "Risk Factors" in this prospectus supplement and the accompanying prospectus, and under similar headings in the other documents that are incorporated herein by reference. Accordingly, investors should not place undue reliance on this information.

        This prospectus supplement and the accompanying prospectus and the information incorporated herein by reference include trademarks, service marks and trade names owned by us or other companies. All trademarks, service marks and trade names included or incorporated by reference herein are the property of their respective owners.

        Unless the context otherwise requires, in this prospectus supplement the "Company," "we," "us," "our" and similar names refer to TetraLogic Pharmaceuticals Corporation and its consolidated subsidiaries.

 PROSPECTUS SUPPLEMENT SUMMARY

        This summary highlights selected information contained elsewhere in, or incorporated by reference into, this prospectus supplement or the accompanying prospectus, and does not contain all of the information that you need to consider in making your investment decision. You should carefully read the entire prospectus supplement and the accompanying prospectus, including the risks of investing in our securities discussed under the headings "Risk Factors" on page S-11 of this prospectus supplement, page 2 of the accompanying prospectus, and under similar headings in the other documents that are incorporated by reference herein.

        We are a clinical-stage biopharmaceutical company focused on discovering and developing novel small molecule therapeutics in oncology and infectious diseases. We currently have two clinical-stage product candidates in development: birinapant and suberohydroxamic acid 4-methoxycarbonyl phenyl ester, or SHAPE.

        Birinapant is a novel small molecule therapeutic that mimics Second Mitochondrial Activator of Caspases, or SMAC-mimetic, which leads to apoptosis, or cell-death, in damaged cells. We have treated over 350 oncology subjects with birinapant, and in non-randomized clinical trials to date, we have seen activity in subjects with (i) higher risk myelodysplastic syndromes, or MDS, where we have observed complete responses with birinapant administered with azacitidine (Vidaza®); (ii) end-stage acute myeloid leukemia, where birinapant was administered as a single-agent and subjects who have previously relapsed or were refractory to standard therapy experienced declines in blast counts; (iii) ovarian cancer, where birinapant was administered with conatumumab (AMG 655), we have observed disease stabilization and a partial response, or PR, in women who previously relapsed or were refractory to standard therapy; and (iv) colorectal cancer, or CRC, where birinapant was administered with irinotecan, we have observed evidence of anti-tumor activity or prolonged disease stabilization in subjects who have progressed after multiple prior therapies, including irinotecan.

        In June 2014, we commenced a randomized, double-blind placebo-controlled Phase 2 clinical trial of birinapant administered with azacitidine in subjects with previously untreated, higher risk MDS. Interim data is expected around the end of 2015. This clinical trial follows our Phase 1b/2a open-label clinical trial of birinapant administered with azacitidine.

        In June 2015, we announced preliminary data from the ongoing Phase 2A study of birinapant in combination with azacitidine in first line higher risk MDS. The study is being conducted as a precursor to the ongoing randomized Phase 2B study. In this study, birinapant was administered, at 13 mg/m2 twice a week, three weeks out of four, during a four week cycle in combination with the approved dose of azacitidine. The primary assessment of efficacy was the response rate using the modified International Working Group criteria (Cheson 2006) at the end of cycle four. Of the nine patients who entered the study, six completed four cycles of therapy and underwent a repeat bone marrow assessment. Three patients experienced a complete response, one patient experienced a bone marrow complete response, one patient experienced a partial response and underwent a stem cell transplant and one patient had stable disease. Three patients discontinued the study prior to receiving four cycles of treatment. The regimen was generally well tolerated, the most common side effects being fatigue, neutropenia and thrombocytopenia.

        We have generated pre-clinical data indicating that birinapant induces apoptosis in-vivo in mouse hepatocytes infected with human hepatitis B virus, or HBV. In a mouse model, we have seen clearance of HBV surface antigen, or HBsAg, and the appearance of antibodies directed against HBsAg, a clinical finding considered equivalent to a functional cure. We have also seen activity of birinapant in other infectious disease models, including human mononuclear cells infected with human immunodeficiency virus, or HIV, in-vitro, and in-vivo in mouse models of Mycobacterium tuberculosis and legionella pneumophila.

        In May 2015, we discontinued the birinapant chronic HBV multiple ascending dose trial being conducted in Australia due to cranial nerve palsies observed in the first cohort. In July 2015, we announced that we intend to initiate a combination single ascending dose/multiple ascending dose clinical trial, with birinapant as a single agent, in chronic HBV subjects. These subjects will not be taking any antiviral medication. In the single ascending dose phase of the trial, subjects will be given a single dose of birinapant. The dose of birinapant will be escalated until at least one of the subjects shows evidence of activity, defined as an increase in liver transaminases and/or a decline in circulating viral DNA. At that point the cohort will be expanded and additional subjects will each receive four weekly administrations, at that dose, of birinapant. The starting dose of birinapant will be 2.8 mg/m2. We have retained a clinical research organization and currently expect to initiate this trial at multiple sites in India in early 2016. Timing of results will depend upon enrollment rates and upon the cohort in which activity, if any, is seen.

        We have completed enrollment in a Phase 1/2 open-label, non-randomized clinical trial of birinapant administered with conatumumab in third-line ovarian cancer. Based on results observed to date, it is unlikely that we will continue to advance this program beyond the current clinical study.

        In April 2015, we entered into a clinical trial collaboration agreement with Merck & Co., or Merck, to perform a Phase 1 dose-escalation clinical trial to evaluate the safety and efficacy of birinapant in combination with KEYTRUDA® (pembrolizumab), Merck's anti-PD-1 therapy, in patients with relapsed or refractory solid tumors. We will sponsor and fund the clinical trial and Merck will supply KEYTRUDA®. Results from the clinical trial will be used to determine the path for further clinical development of the combination. The clinical trial is expected to begin in late 2015.

        We discovered birinapant, and its composition of matter patent in the U.S. extends until at least 2030. We have retained worldwide development and commercialization rights for all indications.

        SHAPE, our second clinical-stage product candidate, is a histone deacetylase, or HDAC, inhibitor that we are developing for topical use for the treatment of early-stage cutaneous T-cell lymphoma, or CTCL. CTCL is a form of non-Hodgkin T-cell lymphoma which primarily manifests in the skin. The majority of CTCL cases are indolent; however, there are rare cases of CTCL that are aggressive and life-threatening. HDAC is a validated cancer target, and HDAC inhibitors, or HDACi, are a proven class of anti-cancer drugs for CTCL. SHAPE is a novel therapeutic, designed to maximize HDAC inhibition locally in the skin with limited systemic exposure, and it has characteristics that could allow its topical use over large body surface areas with minimal systemic absorption. By potentially avoiding toxicities typical of systemically-administered HDACi's, SHAPE may provide a more favorable safety profile than current HDACi's delivered orally or intravenously. SHAPE has been evaluated in a randomized, placebo-controlled dose escalation Phase 1 clinical trial in early-stage CTCL. SHAPE was well-tolerated, and it demonstrated evidence of clinical activity with PRs observed in certain subjects after 28 days of application. We commenced a randomized Phase 2 clinical trial of SHAPE in subjects with early-stage CTCL in December 2014, which will assess clinical activity after six months of application. Data for this clinical trial is expected around the end of 2015.

        SHAPE's composition of matter patent in the U.S. extends until at least 2028. In addition, SHAPE has been granted U.S. orphan drug designation for CTCL. We have acquired worldwide development and commercialization rights to SHAPE for all indications.

        You can get more information regarding our business and industry by reading our most recent Annual Report on Form 10-K and the other reports we file with the SEC. See "Where You Can Find More Information" and "Incorporation of Certain Documents by Reference."

Corporate Information

        Our principal executive offices are located at 343 Phoenixville Pike, Malvern, Pennsylvania 19355, and our telephone number is (610) 889-9900. Our website address is www.tlog.com. The content contained in, or that can be accessed through, our website is not part of this prospectus supplement or the accompanying prospectus. We make available free of charge on our website our annual, quarterly and current reports, including amendments to such reports, as soon as reasonably practicable after we electronically file such material with, or furnish such material to, the SEC.

Recent Developments

  Agreement with Lincoln Park Capital Fund, LLC

        On August 24, 2015, we entered into a Purchase Agreement with LPC, which provides that, upon the terms and subject to the conditions and limitations set forth therein, we have the right to sell to LPC up to $17,000,000 (including the initial purchase of $2,000,000) worth of shares of our common stock at our discretion as described below. As consideration for entering into the Purchase Agreement, we agreed to issue 103,364 Initial Commitment Shares, plus up to an additional 34,455 Additional Commitment Shares. The Initial Commitment Shares will be issued upon the signing of the Purchase Agreement and the Additional Commitment Shares will be issued on a pro-rata basis upon the purchase of up to $15,000,000 of shares of common stock under the Purchase Agreement.

        We are filing this prospectus supplement with regard to the offering of up to $17,340,000 worth of shares of our common stock, which consists of (i) $2,000,000 of shares of common stock that we are selling to LPC under the Purchase Agreement on the date hereof at a purchase price of $2.15 per share, (ii) up to $15,000,000 of shares of common stock that may be sold from time to time, at our sole discretion, to LPC over the next 30 months in accordance with the Purchase Agreement, (iii) 103,364 Initial Commitment Shares, and (iv) up to 34,455 Additional Commitment Shares.

        In addition to the Initial Purchase of $2,000,000 worth of shares of our common stock, under the Purchase Agreement, on any business day and as often as every business day over the 30-month term of the Purchase Agreement, we have the right, in our sole discretion, subject to the conditions and limitations in the Purchase Agreement, to direct LPC to purchase up to 100,000 shares of our common stock with such amounts increasing as the closing sale price of our common stock as reported on The NASDAQ Global Market increases. The amount shall increase up to 125,000 shares of common stock if the closing price of our stock is not below $3.50, up to 150,000 shares of common stock if the closing price of our stock is not below $4.50, and up to 175,000 shares of common stock if the closing price of our stock is not below $5.50. The purchase price for shares of common stock to be purchased by LPC will be the lower of (i) the lowest sale price on the purchase date, as reported by the NASDAQ Global Market, and (ii) the arithmetic average of the three lowest closing sale prices for our common stock during the 10 consecutive business days prior to the purchase date. We refer to each such purchase as a "Regular Purchase." LPC's committed obligation under any single Regular Purchase shall not exceed $1,000,000 (which amount shall be appropriately adjusted for any reorganization, recapitalization, non-cash dividend, stock split or other similar transaction), unless the parties mutually agree to increase the dollar amount.

        We can also accelerate the amount of our shares of common stock to be purchased under certain circumstances in an amount up to the lesser of (i) three (3) times the number of shares purchased pursuant to such Regular Purchase and (ii) 30% of the trading volume on such accelerated purchase date, if the closing sale price of our common stock equals or exceeds $1.00 on such purchase date, as reported by the NASDAQ Global Market. The purchase price for the additional shares is the lower of:

  •
  the closing sale price for the common stock on the date of sale; and

  •
  ninety-six percent (96%) of the volume weighted average price of the common stock on The NASDAQ Global Market on the date of sale.

        There is no upper limit on the price per share that LPC must pay for our common stock under the Purchase Agreement, but in no event will shares be sold to LPC on a day our closing price is less than the floor price of $1.00 per share. The purchase price will be equitably adjusted for any reorganization, recapitalization, non-cash dividend, stock split, or other similar transaction occurring during the business days used to compute the purchase price.

        There are no trading volume requirements or restrictions under the Purchase Agreement, but there are limitations on the number of shares we can direct LPC to purchase, as described below. We will control the timing and amount of any sales of our common stock to LPC. We may at any time, in our sole discretion terminate the Purchase Agreement without fee, penalty or cost, upon one business day notice. We issued 103,364 Initial Commitment Shares to LPC and committed to issue up to 34,455 Additional Commitment Shares. LPC may not assign or transfer its rights or obligations under the Purchase Agreement.

        The Purchase Agreement limits our sales of shares of common stock to LPC to the maximum number of shares of our common stock that we may issue without breaching our obligations under applicable rules of The NASDAQ Global Market or obtaining stockholder approval under such rules, or the Exchange Cap, unless the average price of all applicable sales of our common stock to LPC exceeds $2.143 such that the sales to LPC are considered to be at least "at market" under applicable NASDAQ rules.

        The Purchase Agreement also prohibits us from directing LPC to purchase any shares of common stock if those shares, when aggregated with all other shares of our common stock then beneficially owned by LPC and its affiliates, would result in LPC and its affiliates having beneficial ownership, at any single point in time, of more than 9.99% of the then total outstanding shares of our common stock, as calculated pursuant to Section 13(d) of the Securities Exchange Act of 1934, as amended, or the Exchange Act, and Rule 13d-3 thereunder.

        The number of shares ultimately offered for sale by LPC under this prospectus supplement is dependent upon the number of shares purchased by LPC under the Purchase Agreement. The following table sets forth the amount of proceeds we would receive from LPC from the sale of shares that are registered in this offering at varying purchase prices (without accounting for certain fees and expenses):

Assumed Average Purchase Price		Number of Registered Shares to be Issued if Full Purchase(1)(2)	Percentage of Outstanding Shares After Giving Effect to the Issuance to LPC(3)	Proceeds from the Sale of Shares to LPC Under the LPC Purchase Agreement(3)
$1.00	(4)	4,560,997	16.29%	$4,555,128.00
$2.00	(4)	4,560,997	16.29%	$9,089,425.18
$2.15		7,941,432	25.31%	$17,000,000.00
$3.50		4,891,597	17.27%	$16,999,997.00
$5.00		3,434,455	12.78%	$17,000,000.00

(1)
If we seek to issue shares, including shares from other transactions but not included in this offering that may be aggregated with this transaction under the applicable rules of The NASDAQ Stock Market, in excess of 4,664,361, or 19.99% of the total common stock outstanding as of the date of the Purchase Agreement, we may be required to seek stockholder approval in order to be in compliance with the rules of The NASDAQ Stock Market.

(2)
Includes Additional Commitment Shares of up to 34,455 that may be issued to LPC on a pro rata basis, upon each purchase by LPC pursuant to the Purchase Agreement.

(3)
The denominator is based on 23,333,471 shares outstanding as of July 31, 2015, adjusted to include the issuance of 103,364 Initial Commitment Shares to be issued to LPC, and the number of shares set forth in the adjacent column which we would have sold to LPC, assuming the purchase price in the adjacent column, including any related pro rata Additional Commitment Shares. The numerator is based on the number of shares issuable under the Purchase Agreement at the corresponding assumed purchase price set forth in the adjacent column.

(4)
In the event that we seek and receive stockholder approval to issue shares in excess of 4,664,361, or 19.99% of the total common stock outstanding as of the date of the Purchase Agreement, we will be able to sell and issue in the aggregate up to $17,000,000 of our common stock, regardless of the average purchase price of shares issued under the Purchase Agreement.

        Events of default under the Purchase Agreement include the following:

  •
  the effectiveness of the registration statement, of which this prospectus supplement and accompanying prospectus are a part, lapses for any reason (including, without limitation, the issuance of a stop order), or this prospectus supplement and accompanying prospectus are unavailable for sale by us or the sale by LPC of our common stock offered hereby, and such lapse or unavailability continues for a period of 10 consecutive trading days or for more than an aggregate of 30 trading days in any 365-day period;

  •
  suspension by our principal market of our common stock from trading for a period of one business day;

  •
  the de-listing of our common stock from the NASDAQ Global Market, provided our common stock is not immediately thereafter trading on the NASDAQ Capital Market, the NASDAQ Global Select Market, the NYSE MKT, the NYSE, the OTC Bulletin Board or OTC Markets (or nationally recognized successor to any of the foregoing);

  •
  the transfer agent's failure for three business days to issue to LPC shares of our common stock when LPC is entitled to receive Securities under the Purchase Agreement;

  •
  any breach of the representations or warranties or covenants contained in the Purchase Agreement or any related agreements which has or which has a material adverse effect on us subject to a reasonable cure period;

  •
  any participation or threatened participation in insolvency or bankruptcy proceedings by or against us;

  •
  if at any time we are not eligible to transfer our common stock electronically; or

  •
  if at any time the Exchange Cap is reached, to the extent applicable.

        LPC does not have the right to terminate the Purchase Agreement upon any of the events of default set forth above. During an event of default, all of which are outside the control of LPC, shares of our common stock cannot be sold by us or purchased by LPC under the terms of the Purchase Agreement.

        This offering will terminate on the date that all shares offered by this prospectus supplement have been sold or, if earlier, the expiration or termination of the Purchase Agreement. We have the right to terminate the Purchase Agreement at any time, at no cost to us. In the event of bankruptcy proceedings by or against us, the Purchase Agreement will automatically terminate without action of any party.

Implications of Being an Emerging Growth Company

        We are an "emerging growth company," as defined in Section 2(a) of the Securities Act of 1933, as amended, or the Securities Act, as modified by the Jumpstart Our Business Startups Act of 2012, or the JOBS Act. As such, we are eligible to take advantage of exemptions from various disclosure and reporting requirements that are applicable to other public companies that are not "emerging growth companies" including, but not limited to:

  •
  not being required to comply with the auditor attestation requirements of Section 404(b) of the Sarbanes-Oxley Act of 2002, or the Sarbanes-Oxley Act;

  •
  being permitted to present only two years of audited financial statements and only two years of related Management's Discussion and Analysis of Financial Condition and Results of Operations, in each case, instead of three years;

  •
  being permitted to present the same number of years of selected financial data as the years of audited financial statements presented, instead of five years;

  •
  reduced disclosure obligations regarding executive compensation, including no Compensation Disclosure and Analysis;

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  not being required to comply with any requirement that may be adopted by the Public Company Accounting Oversight Board regarding mandatory audit firm rotation or a supplement to the auditor's report providing additional information about the audit and the financial statements; and

  •
  exemptions from the requirements of holding a non-binding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved.

        We may choose to take advantage of some or all of the available exemptions. We have taken advantage of some of the reduced reporting burdens in this prospectus. Accordingly, the scope of the information contained herein may be different than the scope of the information you receive from other public companies in which you hold stock. We do not know if some investors will find our shares less attractive as a result of our utilization of these or other exemptions. The result may be a less active trading market for our shares and our share price may be more volatile.

        In addition, Section 107 of the JOBS Act also provides that an "emerging growth company" can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an "emerging growth company" can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have irrevocably elected not to avail ourselves of this exemption from new or revised accounting standards and, therefore, we will be subject to the same new or revised accounting standards as other public companies that are not emerging growth companies.

        We will remain an "emerging growth company" until the earliest of (a) the last day of the first fiscal year in which our annual gross revenues exceed $1.0 billion; (b) the date that we become a "large accelerated filer" as defined in Rule 12b-2 under the Exchange Act, which would occur if the market value of our shares that are held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter; (c) the date on which we have issued more than $1.0 billion in nonconvertible debt during the preceding three-year period; and (d) the last day of our fiscal year containing the fifth anniversary of the date on which shares of our common stock become publicly traded in the United States.

 THE OFFERING

Common stock offered by us pursuant to this prospectus supplement	• $2,000,000 of shares of common stock that we are selling to LPC under the Purchase Agreement on the date hereof at a purchase price of $2.15 per share;
• up to $15,000,000 of shares of common stock that may be sold from time to time, at our sole discretion, to LPC over the next 30 months in accordance with the Purchase Agreement;
• 103,364 Initial Commitment Shares; and
• up to 34,455 Additional Commitment Shares.
Common stock estimated to be outstanding immediately after this offering

Up to 31,377,621 shares, assuming a sales price of $2.15 per share for the $15,000,000 that may be sold from time to time, and including $2,000,000 of shares of common stock that we are selling to LPC at a purchase price of $2.15 in the Initial Sale, the 103,364 Initial Commitment Shares and up to 34,455 Additional Commitment Shares. Actual number of shares issued and outstanding will vary depending on the sales price under this offering.

Use of Proceeds

We intend to use the net proceeds from the sale of the shares of common stock offered by us hereunder for general corporate purposes, including working capital, continued development of our product candidate pipeline, acquisitions and other business opportunities. See "Use of Proceeds" on page S-14 of this prospectus supplement.

Risk Factors

An investment in our common stock involves a high degree of risk. See the information contained in or incorporated by reference under "Risk Factors" on page S-11 of this prospectus supplement, page 2 of the accompanying prospectus, and under similar headings in the other documents that are incorporated by reference herein, as well as the other information included in or incorporated by reference in this prospectus supplement and the accompanying prospectus.

NASDAQ Global Market Symbol	Our common stock is quoted and traded on NASDAQ Global Market under the symbol "TLOG."

        The number of shares of our common stock to be outstanding immediately after this offering is based on 23,332,825 shares of common stock outstanding as of June 30, 2015. Unless specifically stated otherwise, the information in this prospectus supplement is as of June 30, 2015 and excludes:

  •
  4,031,131 shares of our common stock issuable upon the exercise of stock options outstanding as of June 30, 2015, at a weighted average exercise price of $5.48 per share, of which options to purchase 2,125,262 shares of our common stock were then exercisable;

  •
  21,786 shares of our common stock issuable upon the exercise of warrants issued in 2006, and which remained outstanding as of June 30, 2015, each with an exercise price of $7.65 per share, 10,893 of which will be exercisable until March 30, 2016 and 10,893 of which will be exercisable until May 5, 2016;

  •
  1,961 shares of our common stock issuable upon the exercise of warrants issued in 2007, and which remained outstanding as of June 30, 2015, each with an exercise price of $7.65 per share, all of which will be exercisable until May 2, 2017;

  •
  52,815 shares of our common stock issuable upon the exercise of warrants issued in 2009 and 2010, and which remained outstanding as of June 30, 2015, each with an exercise price of $0.85 per share, 24,007 of which will be exercisable until November 25, 2019 and 28,808 of which will be exercisable until March 10, 2020;

  •
  an aggregate of 1,715,191 shares of our common stock reserved for future grants under our 2004 Equity Incentive Plan, as amended, and our Amended and Restated 2013 Equity Incentive Plan as of June 30, 2015; and

  •
  8,058,271 shares of our common stock that are issuable upon conversion of our aggregate principal amount of notes of $43,750,000 plus interest-make-whole payments, as of the date hereof.

        Unless otherwise indicated, all information in this prospectus supplement reflects the public offering price of $2.15 per share.

RISK FACTORS

        Investing in shares of our common stock involves a high degree of risk. Before deciding whether to invest in our common stock, you should consider carefully the risks and uncertainties described in the section entitled "Risk Factors" contained in this prospectus supplement, in the accompanying prospectus, in our most recent Annual Report on Form 10-K and in any documents incorporated by reference herein. The risks described in these documents are not the only ones we face, but those that we consider to be material. There may be other unknown or unpredictable economic, business, competitive, regulatory or other factors that could have material adverse effects on our future results. If any of these risks actually occurs, our business, financial condition, results of operations or cash flow could be seriously harmed. This could cause the trading price of our common stock to decline, resulting in a loss of all or part of your investment. Further, past financial performance may not be a reliable indicator of future performance, and historical trends should not be used to anticipate results or trends in future periods.

Risks Related to this Offering

         We have broad discretion in the use of the net proceeds of this offering and, despite our efforts, we may use the proceeds in a manner that does not improve our operating results or increase the value of your investment.

        We currently anticipate that the net proceeds from the sale of our common stock will be used for general corporate purposes, including working capital, continued development of our product candidate pipeline, acquisitions and other business opportunities. However, we have not determined the specific allocation of the net proceeds among these potential uses. Our management will have broad discretion over the use and investment of the net proceeds of this offering, and, accordingly, investors in this offering will need to rely upon the judgment of our management with respect to the use of proceeds, with only limited information concerning our specific intentions. These proceeds could be applied in ways that do not improve our operating results or increase the value of your investment. Please see the section entitled "Use of Proceeds" on page S-14 of this prospectus supplement for further information.

         If you purchase the common stock sold in this offering, you will experience immediate dilution as a result of this offering and future equity issuances.

        Because the price per share of our common stock being offered is higher than the book value per share of our common stock, you will suffer immediate substantial dilution in the net tangible book value of the common stock you purchase in this offering. See the section entitled "Dilution" on page S-15 of this prospectus supplement for a more detailed discussion of the dilution you will incur if you purchase common stock in this offering.

        The issuance of additional shares of our common stock in future offerings could be dilutive to stockholders if they do not invest in future offerings. Holders of shares of our common stock have no preemptive rights that entitle them to purchase their pro rata share of any offering of shares of any class or series. Moreover, to the extent that we issue options or warrants to purchase, or securities convertible into or exchangeable for, shares of our common stock in the future and those options, warrants or other securities are exercised, converted or exchanged, stockholders may experience further dilution.

         Sales of our common stock in this offering, or the perception that such sales may occur, could cause the market price of our common stock to fall.

        We may issue shares of our common stock with aggregate sales proceeds of up to $17,000,000 (including the initial purchase of $2,000,000) from time to time in connection with this offering. The issuance from time to time of these new shares of common stock, or our ability to issue these new shares of common stock in this offering, could have the effect of depressing the market price for our common stock.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

        This prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein contain forward-looking statements that involve substantial risks and uncertainties. All statements, other than statements of historical facts, included in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein regarding our strategy, future operations, future financial position, future revenues, projected costs, prospects, plans and objectives of management are forward-looking statements. The words "anticipate," "believe," "estimate," "expect," "potential," "intend," "may," "plan," "predict," "project," "will," "should," "would" and similar expressions are intended to identify forward-looking statements, although not all forward- looking statements contain these identifying words.

        The forward-looking statements in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein include, among other things, statements about:

  •
  our estimates regarding expenses, future revenues, capital requirements and needs for additional financing;

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  the success and timing of our pre-clinical studies and clinical trials;

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  the difficulties with increasing the size and complexity of our organization to assist with the expansion of our operations;

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  the potential that results of pre-clinical studies and clinical trials indicate birinapant or SHAPE is unsafe or ineffective;

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  our exposure to business disruptions;

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  our dependence on third parties in the conduct of our pre-clinical studies and clinical trials;

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  the difficulties and expenses associated with obtaining and maintaining regulatory approval of our product candidates, and the labeling under any approval we may obtain;

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  our plans and ability to develop and commercialize our product candidates;

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  our ability to acquire or license additional product candidates;

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  our failure to recruit or retain key scientific or management personnel or to retain our executive officers;

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  the size and growth of the potential markets for our product candidates, market acceptance of our product candidates and our ability to serve those markets;

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  legal and regulatory developments in the U.S. and foreign countries;

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  our ability to limit our exposure to product liability lawsuits;

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  our exposure to scrutiny and increased expenses as a result of being a public company;

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  the rate and degree of market acceptance of our product candidates;

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  obtaining and maintaining intellectual property protection for our product candidates and our proprietary technology;

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  the successful development of our commercialization capabilities, including sales and marketing capabilities;

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  recently enacted and future legislation regarding the healthcare system;

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  the success of competing therapies and products that are or become available;

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  our ability to acquire products or product candidates with acceptable economics;

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  our ability to raise additional capital;

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  our ability to pay existing indebtedness;

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  the decrease in the market price of our common stock from the issuance of additional shares of or instruments convertible into common stock;

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  the effect on our financial results from the conversion of our convertible notes;

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  the dilution of existing stockholders from the conversion of our convertible notes;

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  our use of proceeds from this offering;

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  the dilution of our stockholders' ownership interests as a result of this offering and future equity issuances; and

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  our ability to use our net operating loss carryforwards and certain other tax attributes to offset future taxable income.

        Birinapant and SHAPE are investigational drugs undergoing clinical development and have not been approved by the U.S. Food and Drug Administration or submitted to the FDA for approval. Birinapant and SHAPE have not been, nor may ever be, approved by any regulatory agency or marketed anywhere in the world. Statements contained in this prospectus supplement or the accompanying prospectus should not be deemed to be promotional.

        We may not actually achieve the plans, intentions or expectations disclosed in our forward-looking statements, and you should not place undue reliance on our forward-looking statements. Actual results or events could differ materially from the plans, intentions and expectations disclosed in the forward-looking statements we make. We have included important factors in the cautionary statements included in this prospectus supplement, particularly under "Risk Factors," that we believe could cause actual results or events to differ materially from the forward-looking statements that we make. Our forward-looking statements do not reflect the potential impact of any future acquisitions, mergers, dispositions, joint ventures, collaborations or investments we may make.

        You should read this prospectus supplement, the accompanying prospectus and the documents that we incorporate by reference herein and therein completely and with the understanding that our actual future results may be materially different from what we expect. We do not assume any obligation to update any forward-looking statements.

        Except as required by law, we undertake no obligation to update or revise any forward-looking statements to reflect new information or future events or developments. You should not assume that our silence over time means that actual events are bearing out as expressed or implied in such forward-looking statements. Before deciding to purchase our securities, you should carefully consider the risk factors discussed and incorporated by reference in this prospectus supplement and the accompanying prospectus and in the registration statement of which this prospectus supplement and the accompanying prospectus are a part.

 USE OF PROCEEDS

        We estimate that the net proceeds to us from the sale of the securities offered pursuant to this prospectus will be up to approximately $16.9 million, assuming that we sell all of the shares offered under this prospectus supplement, after deducting estimated fees and expenses.

        We intend to use the net proceeds from this offering for general corporate purposes, including working capital, continued development of our product candidate pipeline, acquisitions and other business opportunities.

        The amounts and timing of our use of the net proceeds from this offering will depend on a number of factors, such as the timing and progress of our pre-clinical studies and clinical trials, research and development efforts, the timing and progress of any partnering and commercialization efforts and technological advances. As of the date of this prospectus supplement, we cannot specify with certainty all of the particular uses for the net proceeds to us from this offering. Accordingly, our management will have broad discretion in the timing and application of these proceeds. Pending application of the net proceeds as described above, we intend to temporarily invest the proceeds in short-term, interest-bearing instruments, such as mutual and money market funds, bank certificates of deposit and investment-grade commercial paper, corporate notes, and government securities.

 DILUTION

        Purchasers of common stock in this offering will experience immediate dilution to the extent of the difference between the offering price per share and our as adjusted net tangible book value per share immediately after this offering. We calculate net tangible book value per share by dividing our net tangible book value, which is tangible assets less total liabilities (excluding contingent consideration and deferred taxes related to the intangible assets), by the number of outstanding shares of our common stock.

        Our net tangible book value as of June 30, 2015 was approximately $5.9 million, or $0.25 per share. After giving effect to the assumed sale by us of 7,906,977 shares of common stock in this offering at the assumed public price of $2.15 per share, after including the 103,364 Initial Commitment Shares, up to 34,455 Additional Commitment Shares, and after deducting the estimated offering expenses payable by us, our as adjusted net tangible book value, as of June 30, 2015, would have been approximately $22.8 million, or $0.73 per share of common stock. This represents an immediate increase in the net tangible book value of $0.48 per share to our existing stockholders and an immediate dilution in the net tangible book value of $1.42 per share of common stock to the investor in this offering. The following table illustrates this calculation on a per share basis:

Assumed offering price per share of common stock		$2.15
Net tangible book value per share as of June 30, 2015	$0.25
Increase in net tangible book value per share after this offering	$0.48
As adjusted net tangible book value per share as of June 30, 2015, after giving effect to this offering		$0.73
Dilution per share to investors participating in this offering		$1.42

        The table above assumes for illustrative purposes that an aggregate of 7,906,977 shares of our common stock are sold at a price of $2.15 per share. The shares sold in this offering, if any, will be sold from time to time at various prices. An increase of $0.25 per share in the price at which the shares are sold from the assumed offering price of $2.15 per share shown in the table above, assuming all of our common stock in the gross aggregate amount of $17,000,000 is sold at that price, would increase our as adjusted net tangible book value per share after the offering to $0.75 per share and would increase the dilution in net tangible book value per share to new investors in this offering to $1.65 per share, after deducting estimated fees and expenses payable by us. A decrease of $0.25 per share in the price at which the shares are sold from the assumed offering price of $2.15 per share shown in the table above, assuming all of our common stock in the gross aggregate amount of $17,000,000 is sold at that price, would decrease our as adjusted net tangible book value per share after the offering to $0.70 per share and would decrease the dilution in net tangible book value per share to new investors in this offering to $1.20 per share, after deducting estimated fees and expenses payable by us. This information is supplied for illustrative purposes only and may differ based on the actual offering price and the actual number of shares offered.

        The number of shares of our common stock to be outstanding immediately after this offering is based on 23,332,825 shares of common stock outstanding as of June 30, 2015. Unless specifically stated otherwise, the information in this prospectus supplement is as of June 30, 2015 and excludes:

  •
  4,031,131 shares of our common stock issuable upon the exercise of stock options outstanding as of June 30, 2015, at a weighted average exercise price of $5.48 per share, of which options to purchase 2,125,262 shares of our common stock were then exercisable;

  •
  21,786 shares of our common stock issuable upon the exercise of warrants issued in 2006, and which remained outstanding as of June 30, 2015, each with an exercise price of $7.65 per share,

    10,893 of which will be exercisable until March 30, 2016 and 10,893 of which will be exercisable until May 5, 2016;

  •
  1,961 shares of our common stock issuable upon the exercise of warrants issued in 2007, and which remained outstanding as of June 30, 2015, each with an exercise price of $7.65 per share, all of which will be exercisable until May 2, 2017;

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  52,815 shares of our common stock issuable upon the exercise of warrants issued in 2009 and 2010, and which remained outstanding as of June 30, 2015, each with an exercise price of $0.85 per share, 24,007 of which will be exercisable until November 25, 2019 and 28,808 of which will be exercisable until March 10, 2020;

  •
  an aggregate of 1,715,191 shares of our common stock reserved for future grants under our 2004 Equity Incentive Plan, as amended, and our Amended and Restated 2013 Equity Incentive Plan as of June 30, 2015; and

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  8,058,271 shares of our common stock that are issuable upon conversion of our aggregate principal amount of notes of $43,750,000 plus interest-make-whole payments, as of the date hereof.

PLAN OF DISTRIBUTION

        Pursuant to this prospectus supplement and the accompanying prospectus, we are offering up to $17,340,000 in shares of our common stock that may be issued by us directly to LPC under the Purchase Agreement. This prospectus supplement and the accompanying prospectus also cover the sale of these shares by LPC to the public.

        We entered into the Purchase Agreement with LPC on August 24, 2015. In consideration for entering into the Purchase Agreement, we issued 103,364 Initial Commitment Shares, and will issue up to 34,455 Additional Commitment Shares, all of which are covered by this prospectus supplement. The Purchase Agreement provides that, upon the terms and subject to the conditions set forth therein, LPC is irrevocably committed to purchase an aggregate of up to $17,000,000 worth of shares of our common stock (including the initial purchase of $2,000,000) over the 30-month term of the Purchase Agreement.

        The Purchase Agreement provides that, from time-to-time over the term of the Purchase Agreement, on any business day, and as often as every business day, and at our sole discretion, we may require LPC to purchase up to 100,000 shares of our common stock. The amount shall increase up to 125,000 shares of common stock if the closing price of our stock is not below $3.50, up to 150,000 shares of common stock if the closing price of our stock is not below $4.50, and up to 175,000 shares of common stock if the closing price of our stock is not below $5.50. We refer to each such purchase as a "Regular Purchase".

        We can also increase the amount of our shares of common stock to be purchased on any business day under certain circumstances up to the lesser of (i) three (3) times the number of shares purchased pursuant to such Regular Purchase and (ii) 30% of the trading volume on such accelerated purchase date, if the closing sale price of our common stock equals or exceeds $1.00 on such purchase date, as reported by the NASDAQ Global Market.

        The Purchase Agreement limits our sales of shares of common stock to LPC to the maximum number of shares of our common stock that we may issue without breaching our obligations under applicable rules of the NASDAQ Global Market or obtaining stockholder approval under such rules, unless the average price of all applicable sales of our common stock to LPC exceeds $2.143 such that the sales to LPC are considered to be at least "at market" under applicable NASDAQ rules.

        The Purchase Agreement also prohibits us from directing LPC to purchase any shares of common stock if those shares, when aggregated with all other shares of our common stock then beneficially owned by LPC and its affiliates, would result in LPC and its affiliates having beneficial ownership, at any single point in time, of more than 9.99% of the then total outstanding shares of our common stock (as calculated pursuant to Section 13(d) of the Exchange Act and Rule 13d-3 thereunder).

        We may suspend the sale of shares to LPC pursuant to this prospectus supplement for certain periods of time for certain reasons, including if this prospectus supplement is required to be supplemented or amended to include additional material information.

        This offering will terminate on the date that all shares offered by this prospectus supplement have been sold or, if earlier, the expiration or termination of the Purchase Agreement. We have the right to terminate the Purchase Agreement at any time, at no cost to us.

        LPC is an "underwriter" within the meaning of Section 2(a)(11) of the Securities Act. LPC has informed us that it will use a broker-dealer unaffiliated with LPC to effectuate all sales, if any, of the common stock that it may purchase from us pursuant to the Purchase Agreement. Such sales will be made on the NASDAQ Global Market at prices and at terms then prevailing or at prices related to the then current market price. Each such unaffiliated broker-dealer will be an underwriter within the meaning of Section 2(a)(11) of the Securities Act. LPC has informed us that each such broker-dealer will receive commissions from LPC that will not exceed customary brokerage commissions.

        We know of no existing arrangements between LPC and any other stockholder, broker, dealer, underwriter, or agent relating to the sale or distribution of the shares offered by this prospectus. At the time a particular offer of shares is made, a prospectus supplement, if required, will be distributed that will set forth the names of any agents, underwriters, or dealers and any compensation from the selling stockholder, and any other required information.

        We have entered into an agreement with Financial West Group, member FINRA/SIPC, or FWG, a registered broker-dealer and FINRA member, pursuant to which FWG agreed to act as the placement agent in connection with the Purchase Agreement with LPC. FWG will receive up to $15,000 as compensation in connection with its services, upon receipt of written confirmation from the Financial Industry Regulatory Authority, Inc., or FINRA, to the effect that FINRA's Corporate Finance Department has determined not to raise any objection with respect to the fairness or reasonableness of the terms of the Purchase Agreement or the transactions contemplated thereby.

        We will pay all of the expenses incident to the registration, offering, and sale of the shares to LPC. We expect to pay to LPC up to $10,000 as reimbursement of its expenses in connection with entering into the Purchase Agreement, including its legal fees and due diligence expenses.

        We have agreed to indemnify LPC, FWG and certain other persons against certain liabilities in connection with the offering of shares of common stock offered hereby, including liabilities arising under the Securities Act or, if such indemnity is unavailable, to contribute amounts required to be paid in respect of such liabilities.

        Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers, and controlling persons, we have been advised that in the opinion of the SEC this indemnification is against public policy as expressed in the Securities Act and is therefore, unenforceable.

        LPC represented to us that at no time prior to the date of the Purchase Agreement has LPC or its agents, representatives or affiliates engaged in or effected, in any manner whatsoever, directly or indirectly, any short sale (as such term is defined in Rule 200 of Regulation SHO of the Exchange Act) of our common stock or any hedging transaction. LPC agreed that during the term of the Purchase Agreement, it, its agents, representatives or affiliates will not enter into or effect, directly or indirectly, any of the foregoing transactions.

        We have advised LPC that it is required to comply with Regulation M promulgated under the Exchange Act, to the extent applicable to this offering. With certain exceptions, Regulation M precludes the selling stockholder, any affiliated purchasers, and any broker-dealer or other person who participates in the distribution from bidding for or purchasing, or attempting to induce any person to bid for or purchase any security which is the subject of the distribution until the entire distribution is complete. Regulation M also prohibits any bids or purchases made in order to stabilize the price of a security in connection with the distribution of that security. All of the foregoing may affect the marketability of the shares offered by this prospectus supplement.

        The transfer agent and registrar for our common stock is American Stock Transfer & Trust Company, LLC.

        Our common stock is listed on the NASDAQ Global Market under the symbol "TLOG."

 LEGAL MATTERS

        The validity of the shares of common stock offering by this prospectus is being passed upon for us by Pepper Hamilton LLP, Philadelphia, Pennsylvania.

EXPERTS

        The financial statements of TetraLogic Pharmaceuticals Corporation as of December 31, 2014 have been incorporated by reference herein and in the registration statement in reliance upon the reports of Ernst & Young LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

        This prospectus supplement and the accompanying prospectus are part of the registration statement on Form S-3 we filed with the SEC under the Securities Act and do not contain all the information set forth in the registration statement. Whenever a reference is made in this prospectus supplement and the accompanying prospectus to any of our contracts, agreements or other documents, the reference may not be complete and you should refer to the exhibits that are a part of the registration statement or the exhibits to the reports or other documents incorporated herein by reference for a copy of such contract, agreement or other document. Because we are subject to the information and reporting requirements of the Exchange Act, we file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC's website at http://www.sec.gov. You may also read and copy any document we file at the SEC's Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the Public Reference Room.

        We make available free of charge on our website our annual, quarterly and current reports, including amendments to such reports, as soon as reasonably practicable after we electronically file such material with, or furnish such material to, the SEC. Please note, however, that we have not incorporated any other information by reference from our website, other than the documents listed under the heading "Incorporation of Certain Information by Reference." In addition, you may request copies of these filings at no cost, by writing or telephoning us at the following address or telephone number:

TetraLogic Pharmaceuticals Corporation
343 Phoenixville Pike
Malvern, PA 19355
Attn: Richard L. Sherman, Esq.
(610) 889-9900

 INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

        The SEC allows us to "incorporate by reference" information from other documents that we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus supplement. Information in this prospectus supplement supersedes information incorporated by reference that we filed with the SEC prior to the date of this prospectus supplement, while information that we file later with the SEC will automatically update and supersede the information in this prospectus supplement. We incorporate by reference into this prospectus supplement, the accompanying prospectus and the registration statement of which this prospectus supplement and the accompanying prospectus are a part the information or documents listed below that we have filed with the SEC (File No. 001-36208):

  •
  Our Annual Report on Form 10-K for the fiscal year ended December 31, 2014 that we filed with the SEC on February 26, 2015 (including the portions of our Definitive Proxy Statement on Schedule 14A filed with the SEC on April 9, 2015 incorporated by reference therein);

  •
  Our Quarterly Reports on Form 10-Q for the quarterly period ended March 31, 2015 that we filed with the SEC on May 14, 2015, and the quarterly period ended June 30, 2015 that we filed with the SEC on August 5, 2015;

  •
  Our Current Reports on Form 8-K filed with the SEC on March 3, 2015, March 13, 2015 (File No. 15698098), March 13, 2015 (File No. 15700312), March 23, 2015, April 20, 2015, April 30, 2015, May 1, 2015, June 4, 2015, and August 25, 2015; and

  •
  The description of our common stock contained in our registration statement on Form S-1 (333-191811), which description is incorporated by reference into the Form 8-A filed with the SEC on November 18, 2013 (Registration No. 001-36208) pursuant to the Exchange Act, and any amendment or report filed for the purpose of further updating such description.

        We also incorporate by reference any future filings (other than any filings or portions of such reports that are not deemed "filed" under the Exchange Act in accordance with the Exchange Act and applicable SEC rules, including current reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits filed on such form that are related to such items unless such Form 8-K expressly provides to the contrary) made with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, including those made after the date of the initial filing of the registration statement of which this prospectus supplement is a part, until we file a post-effective amendment that indicates the termination of this offering of the securities made by this prospectus supplement and will become a part of this prospectus supplement from the date that such documents are filed with the SEC. Information in such future filings updates and supplements the information provided in this prospectus supplement. Any statements in any such future filings will automatically be deemed to modify and supersede any information in any document we previously filed with the SEC that is incorporated or deemed to be incorporated herein by reference to the extent that statements in the later filed document modify or replace such earlier statements.

        To obtain copies of these filings, see "Where You Can Find More Information" on page S-19.

PROSPECTUS

TetraLogic Pharmaceuticals Corporation

$150,000,000
Common Stock, Preferred Stock,
Debt Securities, Warrants, Units And Subscription Rights

        This prospectus covers our offer and sale from time to time of any combination of common stock, preferred stock, debt securities, warrants, units or subscription rights described in this prospectus in one or more offerings. This prospectus provides a general description of the securities we may offer and sell. Each time we offer and sell securities we will provide specific terms of the securities offered in a supplement to this prospectus. The prospectus supplement may also add, update or change information contained in this prospectus. The aggregate offering price of all securities sold by us under this prospectus may not exceed $150,000,000.

        The securities may be offered and sold by us from time to time at fixed prices, at market prices or at negotiated prices, and may be offered and sold to or through one or more underwriters, dealers or agents or directly to purchasers on a continuous or delayed basis. See "Plan of Distribution" in this prospectus and in the applicable prospectus supplement.

        Our common stock is currently listed on NASDAQ under the symbol "TLOG". On December 31, 2014, the last reported sale price of our common stock on NASDAQ was $4.82 per share.

        You should rely only on the information contained or incorporated by reference in this prospectus. We have not authorized any other person to provide you with different information.

        Investing in these securities involves risks, including those set forth in the "Risk Factors" section of our most recent Annual Report on Form 10-K, as revised or supplemented by our Quarterly Reports on Form 10-Q filed with the SEC since the filing of our most recent Annual Report on Form 10-K, each of which is incorporated by reference into this prospectus. We may include specific risk factors in supplements to this prospectus under the caption "Risk Factors." This prospectus may not be used to sell our securities unless accompanied by a prospectus supplement.

        Neither the SEC nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful and complete. Any representation to the contrary is a criminal offense.

This prospectus is dated January 15, 2015.

        We have not authorized any dealer, salesman or other person to give any information or to make any representation other than those contained or incorporated by reference in this prospectus and any accompanying supplement to this prospectus. You must not rely upon any information or representation not contained or incorporated by reference in this prospectus or any accompanying prospectus supplement. This prospectus and any accompanying supplement to this prospectus do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate, nor do this prospectus and any accompanying supplement to this prospectus constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. "TetraLogic," "Company," "we," "us" and "our" refer to TetraLogic Pharmaceuticals Corporation and its consolidated subsidiaries.

i

ABOUT THIS PROSPECTUS

        This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (the "SEC"). This prospectus covers the primary offering by us of up to an aggregate of $150,000,000 of securities. We may offer and sell any combination of the securities described in this prospectus in one or more offerings. This prospectus provides you with a general description of the securities we may offer and sell. Each time we offer and sell securities under this prospectus, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with additional information described under the heading "Where You Can Find More Information."

        We have filed or incorporated by reference exhibits to the registration statement of which this prospectus forms a part. You should read the exhibits carefully for provisions that may be important to you.

        This prospectus may not be used to consummate a sale of securities unless it is accompanied by a prospectus supplement.

 WHERE YOU CAN FIND MORE INFORMATION

        We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any document we file with the SEC at the SEC's public reference room at 100 F Street NE, Room 1580, Washington, D.C. 20549. You may obtain information on the operation of the SEC's public reference facilities by calling the SEC at 1-800-SEC-0330. You can request copies of these documents, upon payment of a duplicating fee, by writing to the SEC at its principal office at 100 F Street NE, Room 1580, Washington, D.C. 20549-1004. The SEC maintains an Internet website at http://www.sec.gov that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC. Our SEC filings are accessible through the Internet at that website. Our reports on Forms 10-K, 10-Q and 8-K, and amendments to those reports, are also available for download, free of charge, as soon as reasonably practicable after these reports are filed with the SEC, at our website at www.tlog.com. The content contained in, or that can be accessed through, our website is not a part of this prospectus.

INCORPORATION OF INFORMATION BY REFERENCE

        The SEC allows us to "incorporate by reference" the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below:

  •
  Our Annual Report on Form 10-K for the fiscal year ended December 31, 2013 that we filed with the SEC on March 19, 2014;

  •
  Our Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2014 that we filed with the SEC on May 8, 2014, our Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2014 that we filed with the SEC on August 5, 2014 and our Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2014 that we filed with the SEC on November 5, 2014;

  •
  Our Current Reports on Form 8-K filed with the SEC on January 8, 2014, January 31, 2014, April 11, 2014, April 14, 2014, May 19, 2014, June 5, 2014, June 18, 2014 (Film Number 14926623), June 23, 2014, and November 10, 2014;

  •
  The description of the Registrant's Common Stock contained in the Registrant's registration statement on the Form S-1, which description is incorporated by reference into the Form 8-A filed with the SEC on November 18, 2013 (Registration No. 001-36208) pursuant to the Securities Exchange Act of 1934, as amended, or the Exchange Act, and any amendment or report filed for the purpose of further updating such description;

  •
  All documents filed by us with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of the initial filing of the registration statement of which this prospectus is a part and prior to the effectiveness of such registration statement; and

  •
  All documents filed by us with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act on or after the date of this prospectus and before we stop offering the securities under this prospectus.

        We will provide without charge to each person, including any beneficial owner, to whom this prospectus is delivered, upon his or her written or oral request, a copy of any or all documents referred to above which have been or may be incorporated by reference into this prospectus but not delivered with this prospectus excluding exhibits to those documents unless they are specifically incorporated by reference into those documents. You can request those documents from Pete A. Meyers, Chief Financial Officer and Treasurer at 343 Phoenixville Pike, Malvern, Pennsylvania 19355, telephone (610) 889-9900.

        The most recent information that we file with the SEC automatically updates and supersedes older information. The information contained in any such filing will be deemed to be a part of this prospectus, commencing on the date on which the filing is made.

        Information furnished under Items 2.02 or 7.01 (or corresponding information furnished under Item 9.01 or included as an exhibit) in any past or future Current Report on Form 8-K that we file with the SEC, unless otherwise specified in such report, is not incorporated by reference in this prospectus.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

        This prospectus and the documents incorporated by reference in this prospectus contain forward-looking statements. All statements that address operating performance, events or developments that we expect or anticipate will occur in the future are forward-looking statements. In some cases, you can identify forward-looking statements by terms such as "may," "will," "should," "could," "would," "expects," "plans," "anticipates," "believes," "estimates," "projects," "predicts," "potential" and similar expressions intended to identify forward-looking statements.

        These forward-looking statements are based on management's beliefs and assumptions and on information currently available to our management. Our management believes that these forward-looking statements are reasonable as and when made. However, you should not place undue reliance on any such forward-looking statements because such statements speak only as of the date when made. We do not undertake any obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law. In addition, forward-looking statements are subject to certain risks and uncertainties that could cause actual results, events and developments to differ materially from our historical experience and our present expectations or projections. Before making an investment decision, you should carefully consider these risks as well as any other information we include or incorporate by reference in this prospectus or include in any applicable prospectus supplement. You should read this prospectus and the documents that we have filed as exhibits to the registration statement of which this prospectus forms a part in their entireties.

 RISK FACTORS

        Our business is influenced by many factors that are difficult to predict, and that involve uncertainties that may materially affect actual operating results, cash flows and financial condition. Before making an investment decision, you should carefully consider these risks, including those set forth in the "Risk Factors" section of our most recent Annual Report on Form 10-K, as revised or supplemented by our Quarterly Reports on Form 10-Q filed with the SEC since the filing of our most recent Annual Report on Form 10-K, each of which is incorporated by reference into this prospectus, and you should also carefully consider any other information we include or incorporate by reference in this prospectus or include in any applicable prospectus supplement.

TETRALOGIC PHARMACEUTICALS CORPORATION

Overview

        We are a clinical-stage biopharmaceutical company focused on discovering and developing novel small molecule therapeutics in oncology and infectious diseases. We currently have two clinical-stage product candidates in development: birinapant and suberohydroxamic acid 4-methoxycarbonyl phenyl ester, or SHAPE.

        Birinapant is a novel small molecule therapeutic that mimics Second Mitochondrial Activator of Caspases, or SMAC-mimetic, which leads to apoptosis, or cell-death, in damaged cells. We have treated over 300 oncology subjects with birinapant, and in non-randomized studies to date, we have seen activity in subjects with (i) higher risk myelodysplastic syndromes, or MDS, where we have observed complete responses in combination with azacitidine (Vidaza®); (ii) end-stage acute myeloid leukemia, where as a single-agent, birinapant caused declines in blast counts previously relapsed or refractory to standard therapy; (iii) ovarian cancer, where in combination with conatumumab, we have observed disease stabilization and a partial response in women who previously relapsed or were refractory to standard therapy; and (iv) colorectal cancer where, in combination with irinotecan, we have observed evidence of anti-tumor activity or prolonged disease stabilization in subjects who have progressed after multiple prior therapies, including irinotecan.

        Most recently, we have generated pre-clinical data indicating that birinapant induces apoptosis in-vivo in mouse hepatocytes infected with human hepatitis B virus, or HBV. In a mouse model, we have seen clearance of HBV surface antigen, or HBsAg, and the appearance of antibodies directed against HBsAg, a clinical finding considered equivalent to a functional cure. We have also seen activity of birinapant in other infectious disease models, including human mononuclear cells infected with human immunodeficiency virus, or HIV, in-vitro, and in-vivo in mouse models of Mycobacterium tuberculosis and Legionella pneumophila.

        We are currently conducting the following three clinical programs with birinapant:

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  In June 2014, we commenced a randomized, double-blind placebo-controlled phase 2 clinical trial of birinapant in combination with azacitidine in subjects with previously untreated, higher risk MDS. Interim data is expected in 2015. This clinical trial follows our phase 1b/2a open-label clinical trial of birinapant in combination with azacitidine.

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  We are continuing enrollment in a phase 1/2 clinical trial of birinapant in combination with conatumumab in third-line ovarian cancer. In December 2014, this clinical trial proceeded into a phase 2a expansion based upon data in the phase 1 portion of the clinical trial. Phase 2a clinical trial data is expected in 2015.

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  We recently initiated a randomized, placebo-controlled, multiple ascending dose phase 1 clinical trial in subjects with chronic HBV currently taking entecavir or tenofovir. Data is expected in 2015.

        We discovered birinapant, and its composition of matter patent in the U.S. extends until at least 2030. TetraLogic has retained worldwide development and commercialization rights for all indications.

        SHAPE, our second clinical-stage product candidate, is a histone deacetylase, or HDAC, inhibitor that we are developing for topical use for the treatment of cutaneous T-cell lymphoma, or CTCL. HDAC is a validated cancer target, and HDAC inhibitors are a proven class of anti-cancer drugs for CTCL. SHAPE is a novel therapeutic, designed to maximize HDAC inhibition locally in the skin with limited systemic exposure, and it has characteristics that could allow its topical use over large body surface areas with minimal systemic absorption. By potentially avoiding toxicities typical of systemically-administered HDAC inhibitors, SHAPE may provide a more favorable safety profile than current HDAC inhibitors delivered orally or intravenously. SHAPE has been evaluated in a randomized, placebo-controlled dose escalation phase 1 clinical trial in early-stage CTCL. SHAPE was well-tolerated, and it demonstrated evidence of clinical activity with partial responses observed in certain subjects after 28 days of application. We have commenced a randomized phase 2 clinical trial of SHAPE in subjects with early-stage CTCL, which will assess clinical activity after six months of application. Data for this clinical trial is expected in 2015.

        SHAPE's composition of matter patent in the U.S. extends until at least 2028. In addition, SHAPE has been granted U.S. orphan drug designation for CTCL. We have acquired worldwide development and commercialization rights to SHAPE for all indications.

        You can get more information regarding our business and industry by reading our most recent Annual Report on Form 10-K and the other reports we file with the SEC. See "Where You Can Find More Information" and "Incorporation of Information by Reference."

Corporate Information

        Our principal executive offices are located at 343 Phoenixville Pike, Malvern, Pennsylvania 19355, and our telephone number is (610) 889-9900. Our website address is www.tlog.com. The content contained in, or that can be accessed through, our website is not part of this prospectus.

USE OF PROCEEDS

        Unless otherwise indicated in a prospectus supplement, we anticipate that the net proceeds from our sale of any securities will be used for general corporate purposes, including working capital, continued development of our product candidate pipeline, acquisitions, retirement of debt and other business opportunities.

RATIO OF EARNINGS TO FIXED CHARGES

        Any time debt securities are offered pursuant to this prospectus, we will provide a table setting forth our ratio of earnings to fixed charges on a historical basis in the applicable prospectus supplement, if required.

DESCRIPTION OF SECURITIES

        We may offer shares of our common stock and preferred stock, various series of debt securities, warrants or units or subscription rights to purchase any of such securities, with a total value of up to $150,000,000, from time to time in one or more offerings under this prospectus at prices and on terms to be determined by market conditions at the time of the offering. This prospectus provides you with a general description of the securities that we may offer. In connection with each offering, we will provide a prospectus supplement that will describe the specific amounts, prices and terms of the securities being offered, including, to the extent applicable:

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  designation or classification;

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  aggregate offering price;

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  rates and times of payment of dividends;

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  redemption, conversion or exchange terms;

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  conversion or exchange prices or rates and any provisions for changes to or adjustments in the conversion or exchange prices or rates and in the securities or other property receivable upon conversion or exchange;

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  restrictive covenants;

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  voting or other rights; and

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  important federal income tax considerations.

        The prospectus supplement also may add, update or change information contained in this prospectus or in documents we have incorporated by reference. However, no prospectus supplement will offer a security that is not included in the Registration Statement at the time of its effectiveness or offer a security of a type that is not described in this prospectus.

DESCRIPTION OF CAPITAL STOCK

        Our authorized capital stock consists of 100,000,000 shares of common stock, par value $0.0001 per share, and 25,000,000 shares of preferred stock, par value $0.0001 per share. As of September 30, 2014, 22,307,138 shares of our common stock, and no shares of our preferred stock, were outstanding.

Common Stock

  Voting Rights

        Each holder of our common stock is entitled to one vote for each share on all matters submitted to a vote of the stockholders, other than election of directors, which shall be determined by a plurality of the votes cast by the stockholders entitled to vote on the election of such director. In addition, the affirmative vote of the holders of at least 75% of the voting power of all of the then outstanding voting stock will be required to take certain actions, including amending certain provisions of our amended and restated certificate of incorporation, such as the provisions relating to the classified board and director liability, the prohibition on action by written consent of the stockholders in lieu of a meeting of stockholders, amending our bylaws, removing directors without cause or changing the Court of Chancery of the State of Delaware from being the sole and exclusive forum for certain actions brought by our stockholders against us or our directors, officers or employees.

  Dividends

        Subject to the preferences that may be applicable to any outstanding preferred stock, holders of our common stock shall be entitled to receive ratably any dividends that may be declared by the board of directors out of funds legally available for that purpose.

  Liquidation

        In the event of our liquidation, dissolution or winding up, holders of our common stock shall be entitled to share ratably in all assets remaining after payment of liabilities and the liquidation preference of any outstanding preferred stock.

  No Preemptive or Similar Rights

        Our common stock shall not be entitled to preemptive rights and is not subject to conversion, redemption or sinking fund provisions.

Preferred Stock

        We may issue any class of preferred stock in any series. Our board of directors has the authority to establish and designate series, and to fix the number of shares included in each such series and the variations in the relative rights, preferences and limitations as between series, provided that, if the stated dividends and amounts payable on liquidation are not paid in full, the shares of all series of the same class shall share ratably in the payment of dividends including accumulations, if any, in accordance with the sums which would be payable on such shares if all dividends were declared and paid in full, and in any distribution of assets other than by way of dividends in accordance with the sums which would be payable on such distribution if all sums payable were discharged in full. Shares of each series when issued shall be designated to distinguish the shares of each series from shares of all other series. Our board of directors also can increase or decrease the number of shares of any series, but not below the number of shares of that series then outstanding.

        Our board of directors may authorize the issuance of preferred stock with voting or conversion rights that could adversely affect the voting power or other rights of the holders of the common stock. The issuance of preferred stock, while providing flexibility in connection with possible acquisitions and other corporate purposes, could, among other things, have the effect of delaying, deferring or preventing a change in control of our company and may adversely affect the market price of our common stock and the voting and other rights of the holders of common stock.

DESCRIPTION OF DEBT SECURITIES

        This prospectus describes certain general terms and provisions of our debt securities. When we offer to sell a particular series of debt securities, we will describe the specific terms of the series in a supplement to this prospectus. The following description of debt securities will apply to the debt securities offered by this prospectus unless we provide otherwise in the applicable prospectus supplement. The applicable prospectus supplement for a particular series of debt securities may specify different or additional terms.

        We may offer under this prospectus up to $150,000,000 aggregate principal amount of secured or unsecured debt securities, or if debt securities are issued at a discount, or in a foreign currency or composite currency, such principal amount as may be sold for a public offering price of up to $150,000,000. The debt securities may be either senior debt securities, senior subordinated debt securities or subordinated debt securities. The debt securities offered hereby will be issued under an indenture between us and a trustee. A form of indenture, which will be qualified under, subject to, and governed by, the Trust Indenture Act of 1939, as amended, is filed as an exhibit to the registration statement.

General

        The terms of each series of debt securities will be established by or pursuant to a resolution of our board of directors and detailed or determined in the manner provided in a board of directors' resolution, an officers' certificate or by an indenture. The particular terms of each series of debt securities will be described in a prospectus supplement relating to the series, including any pricing supplement.

        We can issue debt securities that may be in one or more series with the same or various maturities, at par, at a premium or at a discount. We will set forth in a prospectus supplement, including any pricing supplement, relating to any series of debt securities being offered, the initial offering price, the aggregate principal amount and the following terms of the debt securities:

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  the title of the debt securities;

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  the price or prices (expressed as a percentage of the aggregate principal amount) at which we will sell the debt securities;

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  any limit on the aggregate principal amount of the debt securities;

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  the date or dates on which we will pay the principal on the debt securities;

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  the rate or rates (which may be fixed or variable) per annum or the method used to determine the rate or rates (including any commodity, commodity index, stock exchange index or financial index) at which the debt securities will bear interest, the date or dates from which interest will accrue, the date or dates on which interest will commence and be payable and any regular record date for the interest payable on any interest payment date;

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  the place or places where the principal of, and premium and interest on, the debt securities will be payable;

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  the terms and conditions upon which we may redeem the debt securities;

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  any obligation we have to redeem or purchase the debt securities pursuant to any sinking fund or analogous provisions or at the option of a holder of debt securities;

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  the dates on which and the price or prices at which we will repurchase the debt securities at the option of the holders of debt securities and other detailed terms and provisions of these repurchase obligations;

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  the denominations in which the debt securities will be issued, if other than denominations of $1,000 and any integral multiple thereof;

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  whether the debt securities will be issued in the form of certificated debt securities or global debt securities;

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  the portion of principal amount of the debt securities payable upon declaration of acceleration of the maturity date, if other than the principal amount;

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  the currency of denomination of the debt securities;

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  the designation of the currency, currencies or currency units in which payment of principal of, and premium and interest on, the debt securities will be made;

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  if payments of principal of, and premium or interest on, the debt securities will be made in one or more currencies or currency units other than that or those in which the debt securities are denominated, the manner in which the exchange rate with respect to these payments will be determined;

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  the manner in which the amounts of payment of principal of, and premium or interest on, the debt securities will be determined, if these amounts may be determined by reference to an index based on a currency or currencies other than that in which the debt securities are denominated or designated to be payable or by reference to a commodity, commodity index, stock exchange index or financial index;

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  any provisions relating to any security provided for the debt securities;

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  any addition to or change in the events of default described in this prospectus or in the indenture with respect to the debt securities and any change in the acceleration provisions described in this prospectus or in the indenture with respect to the debt securities;

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  any addition to or change in the covenants described in this prospectus or in the indenture with respect to the debt securities;

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  any other terms of the debt securities, which may modify or delete any provision of the indenture as it applies to that series; and

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  any depositaries, interest rate calculation agents, exchange rate calculation agents or other agents with respect to the debt securities.

        We may issue debt securities that are exchangeable and/or convertible into other securities. The terms, if any, on which the debt securities may be exchanged and/or converted will be set forth in the applicable prospectus supplement. Such terms may include provisions for conversion, either mandatory, at the option of the holder or at our option, in which case the number of securities to be received by the holders of debt securities would be calculated as of a time and in the manner stated in the prospectus supplement.

        We may issue debt securities that provide for an amount less than their stated principal amount to be due and payable upon declaration of acceleration of their maturity pursuant to the terms of the indenture. We will provide you with information on the federal income tax considerations and other special considerations applicable to any of these debt securities in the applicable prospectus supplement.

        If we denominate the purchase price of any of the debt securities in a foreign currency or currencies or a foreign currency unit or units, or if the principal of and any premium and interest on any series of debt securities is payable in a foreign currency or currencies or a foreign currency unit or units, we will provide you with information on the restrictions, elections, general tax considerations, specific terms and other information with respect to that issue of debt securities and such foreign currency or currencies or foreign currency unit or units in the applicable prospectus supplement.

Payment of Interest and Exchange

        Each debt security will be represented by either one or more global securities registered in the name of The Depository Trust Company, as Depositary, or a nominee of the Depositary (we will refer to any debt security represented by a global debt security as a book-entry debt security), or a certificate issued in definitive registered form (we will refer to any debt security represented by a certificated security as a certificated debt security), as described in the applicable prospectus supplement.

Certificated Debt Securities

        You may transfer or exchange certificated debt securities at the trustee's office or paying agencies in accordance with the terms of the indenture. No service charge will be made for any transfer or exchange of certificated debt securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with a transfer or exchange.

        You may transfer certificated debt securities and the right to receive the principal of, and premium and interest on, certificated debt securities only by surrendering the old certificate representing those certificated debt securities and either we or the trustee will reissue the old certificate to the new holder or we or the trustee will issue a new certificate to the new holder.

Book-Entry Debt Securities

        We may issue the debt securities of a series in the form of one or more book-entry debt securities that would be deposited with a depositary or its nominee identified in the prospectus supplement. We may issue book-entry debt securities in either temporary or permanent form. We will describe in the prospectus supplement the terms of any depositary arrangement and the rights and limitations of owners of beneficial interests in any book-entry debt security.

 DESCRIPTION OF WARRANTS

        We may issue warrants to purchase debt securities, common stock, preferred stock or other securities or any combination of the foregoing. We may issue warrants independently or together with other securities. Warrants sold with other securities may be attached to or separate from the other securities. We will issue warrants under one or more warrant agreements between us and a warrant agent that we will name in the prospectus supplement.

        The prospectus supplement relating to any warrants that we may offer will include specific terms relating to the offering. We will file the form of any warrant agreement with the SEC, and you should read the warrant agreement for provisions that may be important to you. The prospectus supplement will include some or all of the following terms:

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  the title of the warrants;

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  the aggregate number of warrants offered;

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  the designation, number and terms of the debt securities, common stock, preferred stock or other securities purchasable upon exercise of the warrants, and procedures by which those numbers may be adjusted;

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  the exercise price of the warrants;

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  the dates or periods during which the warrants are exercisable;

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  the designation and terms of any securities with which the warrants are issued;

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  if the warrants are issued as a unit with another security, the date, if any, on and after which the warrants and the other security will be separately transferable;

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  if the exercise price is not payable in U.S. dollars, the foreign currency, currency unit or composite currency in which the exercise price is denominated;

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  any minimum or maximum amount of warrants that may be exercised at any one time;

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  any terms, procedures and limitations relating to the transferability, exchange, exercise, amendment or termination of the warrants; and

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  any adjustments to the terms of the warrants resulting from the occurrence of certain events or from the entry into or consummation by us of certain transactions.

DESCRIPTION OF UNITS

        As specified in any applicable prospectus supplement, we may issue units consisting of one or more warrants, debt securities, shares of preferred stock, shares of common stock or any combination of such securities.

DESCRIPTION OF SUBSCRIPTION RIGHTS

        As specified in any applicable prospectus supplement, we may issue subscription rights consisting of one or more debt securities, shares of preferred stock, shares of common stock or any combination of such securities.

PLAN OF DISTRIBUTION

        We may sell the securities in one or more of the following ways (or in any combination) from time to time:

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  through underwriters or dealers;

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  directly to a limited number of purchasers or to a single purchaser; or

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  through agents.

        Each time we offer and sell securities under this prospectus, we will file a prospectus supplement. The prospectus supplement will state the terms of the offering of the securities, including:

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  the name or names of any underwriters, dealers or agents;

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  the purchase price of such securities and the proceeds to be received by TetraLogic, if any;

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  any underwriting discounts or agency fees and other items constituting underwriters' or agents' compensation;

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  any public offering price;

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  any discounts or concessions allowed or reallowed or paid to dealers; and

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  any securities exchanges on which the securities may be listed.

        Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

        If we use underwriters in the sale, the securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including:

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  negotiated transactions;

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  at a fixed public offering price or prices, which may be changed;

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  at market prices prevailing at the time of sale;

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  at prices related to prevailing market prices; or

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  at negotiated prices.

        Unless otherwise stated in a prospectus supplement, the obligations of the underwriters to purchase any securities will be conditioned on customary closing conditions and the underwriters will be obligated to purchase all of such series of securities, if any are purchased.

        We may sell the securities through agents from time to time and may enter into arrangements for "at-the-market" offerings or similar transactions. The prospectus supplement will name any agent involved in the offer or sale of the securities and any commissions we pay to them. Generally, any agent will be acting on a best efforts basis for the period of its appointment. An agent may also choose to purchase securities for its own account, as principal.

        We may authorize underwriters, dealers or agents to solicit offers by certain purchasers to purchase the securities from TetraLogic at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. The contracts will be subject only to those conditions set forth in the prospectus supplement, and the prospectus supplement will set forth any commissions we pay for solicitation of these contracts.

        In offering the shares covered by this prospectus, any broker-dealers and any other participating broker-dealers who execute sales, may be deemed to be "underwriters" within the meaning of the Securities Act in connection with these sales. Any profits realized by such broker-dealers may be deemed to be underwriting discounts and commissions.

        Underwriters and agents may be entitled under agreements entered into with TetraLogic to indemnification by TetraLogic against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which the underwriters or agents may be required to make. Underwriters and agents may be customers of, engage in transactions with, or perform services for TetraLogic and its affiliates in the ordinary course of business.

        Each series of securities will be a new issue of securities and will have no established trading market other than the common stock which is listed on the NASDAQ Global Market. Any underwriters to whom securities are sold for public offering and sale may make a market in the securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. The securities, other than the common stock, may or may not be listed on a national securities exchange.

        The underwriters, dealers and agents may engage in other transactions with us, or perform other services for us, in the ordinary course of their business.

EXPERTS

        The financial statements of TetraLogic appearing in TetraLogic's Annual Report (Form 10-K) for the year ended December 31, 2013 have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report thereon, included therein, and incorporated herein by reference. Such financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

        The consolidated balance sheets of Shape Pharmaceuticals, Inc. and subsidiary as of December 31, 2013 and 2012, and the related consolidated statements of operations and comprehensive loss, changes in stockholders' equity (deficiency) and cash flows for each of the years in the three-year period ended December 31, 2013 and for the period from June 11, 2008 (inception) to December 31, 2013 have been audited by EisnerAmper LLP, independent registered public accounting firm, as stated in their report which is incorporated herein by reference, which report includes an explanatory paragraph about the existence of substantial doubt concerning Shape Pharmaceuticals, Inc. and subsidiary's ability to continue as a going concern. Such financial statements have been incorporated herein by reference in reliance on the report of such firm given upon their authority as experts in accounting and auditing.

LEGAL MATTERS

        Pepper Hamilton LLP will provide us with an opinion as to certain legal matters in connection with the securities being offered hereby.

$17,340,000

Common Stock

PROSPECTUS SUPPLEMENT

August 24, 2015